                                                                    EXHIBIT 11.1

            COMPUTATION OF PRO FORMA DILUTED NET INCOME AND DILUTED
                              NET INCOME PER SHARE


                                                                               THREE MONTHS ENDED      SIX MONTHS ENDED
                                                                                  DEC 31, 1997           DEC 31, 1997
                                                                                   ----------             ----------
CALCULATION OF PRO FORMA DILUTED EPS AT DECEMBER 31, 1997

Weighted average common shares                                                      4,913,329              3,098,611
Conversion of Preferred Stock to Common Stock                                         289,892              1,478,447
Options issued within one year of the initial filing date of the S-1
    Registration Statement using the treasury stock method                             57,752                 64,193
All other options outstanding using the treasury stock method                         144,584                151,778
                                                                                   ----------             ----------
   Total weighted average shares outstanding                                        5,405,557              4,793,029
   Net income                                                                      $  760,256             $1,417,201

   Pro forma diluted net income per share                                                0.14                   0.30
                                                                                   ==========             ==========


(1) Options issued in one year window:               127,500               127,500
 Exercise price                                      $  5.00               $  5.00
                                                     -------               -------
Gross proceeds                                       637,500               637,500
Repurchase price                                     $  9.14               $ 10.07
                                                     -------               -------
Shares repurchased                                    69,748                63,307
                                                     -------               -------

Net shares                                            57,752                64,193
                                                     =======               =======

(2) All other options:                               222,475               222,475
Weighted average exercise price                      $  3.20               $  3.20
                                                     -------               -------
Gross proceeds                                       711,920               711,920
Repurchase price                                     $  9.14               $ 10.07
                                                     -------               -------
Shares repurchased                                    77,891                70,697
                                                     -------               -------

Net shares                                           144,584               151,778
                                                     =======               =======


                                                                               THREE MONTHS ENDED         SIX MONTHS ENDED
                                                                                  DEC 31, 1996             DEC 31, 1996
                                                                                   ----------               ----------
CALCULATION OF PRO FORMA DILUTED EPS AT DECEMBER 31, 1996
Weighted average common shares                                                      1,318,589                1,321,038
Conversion of Preferred Stock to Common Stock                                       2,667,002                2,667,002
Options issued within one year of the initial filing date of the S-1
    Registration Statement using the treasury stock method                             69,545                   69,545
All other options outstanding using the treasury stock method                         152,362                  152,362
                                                                                   ----------               ----------
   Total weighted average shares outstanding                                        4,207,498                4,209,947
   Net income                                                                      $  570,815               $  954,987

   Pro forma diluted net income per share                                                0.14                     0.23
                                                                                   ==========               ==========


(1) Options issued in one year window:               127,500               127,500
 Exercise price                                      $  5.00               $  5.00
                                                     -------               -------
Gross proceeds                                       637,500               637,500
Repurchase price                                     $ 11.00               $ 11.00
                                                     -------               -------
Shares repurchased                                    57,955                57,955
                                                     -------               -------

Net shares                                            69,545                69,545
                                                     =======               =======

(2) All other options:                               225,387               225,387
Weighted average exercise price                      $  1.62               $  1.62
                                                     -------               -------
Gross proceeds                                       365,127               365,127
Repurchase price                                     $  5.00               $  5.00
                                                     -------               -------
Shares repurchased                                    73,025                73,025
                                                     -------               -------

Net shares                                           152,362               152,362
                                                     =======               =======